FIRST MARINER MARKS ITS TENTH YEAR SINCE FORMATION; ANNOUNCES 26% INCREASE IN QUARTERLY PROFITS

Total Assets increase 22%; Loans grow 28%

Baltimore, MD (July 19, 2005) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced its net income for the 2nd quarter of 2005 increased 26%, totaling $1.727 million ($.27 per diluted share) compared to net income for the quarter ended June 30, 2004 of $1.373 million ($.22 per diluted share). For the six month period ended June 30, 2005, net income totaled $3.102 million ($.48 per diluted share), an increase of 16% from $2.680 million ($.42 per diluted share) for the same period last year. First Mariner, which marked the tenth anniversary of its founding in May, also reported its total assets reached a record level, increasing 22% to $1.400 billion from last year’s 2nd quarter total of $1.145 billion.

Edwin F. Hale, Sr., First Mariner’s Chairman and Chief Executive Officer said, “Our continued emphasis on sales and revenue growth, coupled with a robust local and regional economy combined to produce significant growth in our loans and assets. We experienced strong product demand across all of our lines of business during the quarter, which produced a 17% increase in revenue.”

First Mariner’s tenth anniversary milestone is marked by a number of significant accomplishments:

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“The First Mariner brand is well recognized and has been solidly established by emphasizing highly personalized service in our local markets. Many people mistakenly assume that we have been in existence for far longer than 10 years,” Hale said. “We have accomplished our growth locally, exclusively through organic growth, not acquisitions.”

-	At its formation, First Mariner employed 20 people and has grown to employ more than 700, and has been a continued source of new job creation, especially in Baltimore City where it is headquartered.

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The bank plans for continued expansion in its branch network, and opened its 25th branch on June 27 in Columbia, its’ second in Howard County, Maryland. Later this year, the bank will open its fifth Anne Arundel County branch in Odenton. In addition, both the Glen Burnie and Owings Mills branches will be relocated this year to upgraded facilities in more accessible locations, and drive through service will be added to the Pikesville Branch.

“We target our expansion in line with the area’s residential development, strategically positioning ourselves in growing communities,” said Hale. “We’re very pleased with the presence we have been able to establish in Maryland over the past ten years and look forward to continued development.”

Comparing June 30, 2005 balances to June 30, 2004, total assets reached a record level of $1.400 billion, an increase of $255 million (+22%), driven by strong performance in all of the Company’s lending units. Loans outstanding increased $180 million (+28%); led by growth in commercial loans of $128 million (+35%), Bank consumer loans increased $30 million (+40%), and Finance Maryland receivables grew by $14 million (+54%). Residential construction and residential mortgage loans increased by $8 million (+5%). Total mortgage loan originations totaled $406 million for the second quarter of 2005, compared to $227 million for the same period of 2004, largely due to loans originated by the Company’s wholesale mortgage lending division which was formed in the second quarter of 2004. Total deposits increased by $70 million (+9%) reflecting strong growth in noninterest bearing checking accounts of $34 million (+23%), Savings accounts grew by $6 million (+9%), and Certificates of Deposit increased $29 million (+8%).

Financial Highlights for the second quarter of 2005 include:

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Growth in loans outstanding and improved fee income resulted in an increase in total revenue of $2.481 million (+17%) compared with the 2nd quarter of 2004. Net interest income increased by $1.713 million (+17%), while noninterest income grew by $768 thousand (+16%).

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Growth in average earning assets of $191 million (+18%) drove the increase in net interest income. First Mariner’s net interest margin for the second quarter of 2005 decreased to 3.86% from 3.92% for the same period of 2004 mainly due to increases in short term interest rates that increased the Company’s borrowing costs.

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Credit quality continued to be strong. The provision for loan losses was increased to $981 thousand compared to $489 thousand in the same quarter last year, and was largely the result of growth in the loan portfolio. Net chargeoffs decreased $27 thousand. The allowance for loan losses increased to $10.469 million from $9.020 million at June 30, 2004, and totaled 1.29% of loans outstanding compared to 1.42% last year. Non-performing assets increased by $1.476 million (0.28% of total assets) from $2.406 million (0.21% of total assets) last year. Accruing Loans 90 days or more past due decreased to $1.713 million (0.21% of total loans) from $6.127 million (0.97% of total loans) last year.

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Noninterest income increased by $768 thousand or 16%, reflecting a rebound in fees earned through mortgage banking activities and improvement in most other sources of fee related income. Gains on sales of mortgage loans and other mortgage banking revenue increased $378 thousand (+30%), driven by increased loan origination and sale activity. Deposit service charge and ATM income increased $189 thousand, while income from sales of insurance products increased by $206 thousand.

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Noninterest expenses increased by $1.433 million or 11%, mostly due to increased personnel costs. Salaries and benefit expenses increased by $1.405 million due to higher staff levels to support growth, staff additions for expansion of Finance Maryland and addition of wholesale mortgage banking, and increased health insurance costs. All other noninterest expenses increased $28 thousand (0%).

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Stockholders’ Equity increased by $11.524 million (+20%). Growth in stockholders’ equity reflects the retention of earnings for the twelve months ($6.5 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans (net of the cost of shares repurchased through the Company’s stock repurchase plan) totaling $3.1 million. An increase in the market value of securities classified as available for sale added $1.9 million to accumulated other comprehensive income. Capital Ratios were as follows: Leverage Ratio = 7.0%; Tier 1 risk-based ratio = 8.9%; Total Capital Ratio = 13.1%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.400 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.323 billion) operates 25 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 12 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $41.8 million) is a consumer finance subsidiary that currently operates 14 branches in Baltimore, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland, four branches in Delaware, as well as a central approval center in Baltimore City. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$11,940	$10,227	1,713	17%
Provision for loan losses	981	489	492	101%
Noninterest income	5,441	4,673	768	16%
Noninterest expense	13,952	12,519	1,433	11%
Income before income taxes	2,448	1,892	556	29%
Income tax expense	721	519	202	39%
Net income	1,727	1,373	354	26%

Profitability and Productivity:
Return on average assets	0.52%	0.50%	-	5%
Return on average equity	10.17%	9.61%	-	6%
Net interest margin	3.86%	3.92%	-	-2%
Net overhead ratio	2.56%	2.83%	-	-10%
Efficiency ratio	80.27%	84.02%	-	-4%
Mortgage loan production	405,544	226,510	179,034	79%
Average deposits per branch	35,365	35,401	(36)	0%

Per Share Data:
Basic earnings per share	$0.28	$0.24	0.04	18%
Diluted earnings per share	$0.27	$0.22	0.05	22%
Book value per share	$11.19	$10.04	1.15	11%
Number of shares outstanding	6,201,921	5,765,543	436,378	8%
Average basic number of shares	6,090,962	5,743,659	347,303	6%
Average diluted number of shares	6,456,112	6,347,448	108,664	2%

Summary of Financial Condition:
At Period End:
Assets	$1,400,179	$1,144,961	255,218	22%
Investment Securities	305,578	336,162	(30,584)	-9%
Loans	813,166	633,539	179,627	28%
Deposits	884,126	814,224	69,902	9%
Borrowings and repurchase agreements	381,270	220,915	160,355	73%
Stockholders' equity	69,422	57,898	11,524	20%

Average for the period:
Assets	$1,333,401	$1,115,202	218,199	20%
Investment Securities	308,292	328,818	(20,526)	-6%
Loans	793,819	635,425	158,394	25%
Deposits	864,369	796,785	67,584	8%
Borrowings	395,344	257,457	137,887	54%
Stockholders' equity	68,123	57,492	10,631	18%

Capital Ratios:
Leverage	7.0%	7.3%	-	-3%
Tier 1 Capital to risk weighted assets	8.9%	10.0%	-	-11%
Total Capital to risk weighted assets	13.1%	14.4%	-	-9%

Asset Quality Statistics and Ratios:
Net Chargeoffs	226	253	(27)	-11%
Non-performing assets	3,882	2,406	1,476	61%
90 Days or more delinquent loans	1,713	6,127	(4,414)	-72%
Annualized net chargeoffs to average loans	0.11%	0.16%	-	-29%
Non-performing assets to total assets	0.28%	0.21%	-	32%
90 Days or more delinquent loans to total loans	0.21%	0.97%	-	-78%
Allowance for loan losses to total loans	1.29%	1.42%	-	-10%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$23,184	$20,148	3,036	15%
Provision for loan losses	1,395	789	606	77%
Noninterest income	9,967	9,394	573	6%
Noninterest expense	27,440	25,048	2,392	10%
Income before income taxes	4,316	3,705	611	16%
Income tax expense	1,214	1,025	189	18%
Net income	3,102	2,680	422	16%

Profitability and Productivity:
Return on average assets	0.49%	0.50%	-	-3%
Return on average equity	9.48%	9.15%	-	4%
Net interest margin	3.88%	3.99%	-	-3%
Net overhead ratio	2.75%	2.99%	-	-8%
Efficiency ratio	82.77%	85.77%	-	-4%
Mortgage loan production	660,816	424,396	236,420	56%
Average deposits per branch	35,365	35,401	(36)	0%

Per Share Data:
Basic earnings per share	$0.52	$0.47	0.05	11%
Diluted earnings per share	$0.48	$0.42	0.06	15%
Book value per share	$11.19	$10.04	1.15	11%
Number of shares outstanding	6,201,921	5,765,543	436,378	8%
Average basic number of shares	5,960,496	5,728,560	231,936	4%
Average diluted number of shares	6,424,209	6,357,338	66,871	1%

Summary of Financial Condition:
At Period End:
Assets	$1,400,179	$1,144,961	255,218	22%
Investment Securities	305,578	336,162	(30,584)	-9%
Loans	813,166	633,539	179,627	28%
Deposits	884,126	814,224	69,902	9%
Borrowings and repurchase agreements	381,270	220,915	160,355	73%
Stockholders' equity	69,422	57,898	11,524	20%

Average for the period:
Assets	$1,282,210	$1,076,840	205,370	19%
Investment Securities	311,253	300,840	10,413	3%
Loans	771,535	625,865	145,670	23%
Deposits	843,265	777,445	65,820	8%
Borrowings	367,401	235,849	131,552	56%
Stockholders' equity	65,981	58,895	7,086	12%

Capital Ratios:
Leverage	7.0%	7.3%	-	-3%
Tier 1 Capital to risk weighted assets	8.9%	10.0%	-	-11%
Total Capital to risk weighted assets	13.1%	14.4%	-	-9%

Asset Quality Statistics and Ratios:
Net Chargeoffs	506	461	45	10%
Non-performing assets	3,882	2,406	1,476	61%
90 Days or more delinquent loans	1,713	6,127	(4,414)	-72%
Annualized net chargeoffs to average loans	0.13%	0.15%	-	-11%
Non-performing assets to total assets	0.28%	0.21%	-	32%
90 Days or more delinquent loans to total loans	0.21%	0.97%	-	-78%
Allowance for loan losses to total loans	1.29%	1.42%	-	-10%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2005	2004	$ Change	% Change
Assets:
Cash and due from banks	$32,757	$33,645	(888)	-3%
Interest-bearing deposits	11,083	31,158	(20,075)	-64%
Available-for-sale investment securities, at fair value	305,578	336,162	(30,584)	-9%
Loans held for sale	145,422	48,158	97,264	202%
Loans receivable	813,166	633,539	179,627	28%
Allowance for loan losses	(10,469)	(9,020)	(1,449)	16%
Loans, net	802,697	624,519	178,178	29%
Other real estate owned	931	92	839	912%
Restricted stock investments, at cost	15,492	7,015	8,477	121%
Property and equipment	38,383	17,458	20,925	120%
Accrued interest receivable	6,876	5,651	1,225	22%
Deferred income taxes	3,414	4,942	(1,528)	-31%
Bank owned life insurance	26,852	25,780	1,072	4%
Prepaid expenses and other assets	10,694	10,381	313	3%
Total Assets	$1,400,179	$1,144,961	255,218	22%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$884,126	$814,224	69,902	9%
Borrowings	366,270	195,915	170,355	87%
Repurchase agreements	15,000	25,000	(10,000)	-40%
Junior subordinated deferrable interest debentures	58,259	47,939	10,320	22%
Accrued expenses and other liabilities	7,102	3,985	3,117	78%
Total Liabilities	1,330,757	1,087,063	243,694	22%

Stockholders' Equity
Common Stock	310	288	22	8%
Additional paid-in-capital	54,480	51,441	3,039	6%
Retained earnings	15,465	8,942	6,523	73%
Accumulated other comprehensive loss	(833)	(2,773)	1,940	-70%
Total Stockholders Equity	69,422	57,898	11,524	20%
Total Liabilities and Stockholders' Equity	$1,400,179	$1,144,961	255,218	22%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2005	2004	2005	2004
Interest Income:
Investments and interest-bearing deposits	$3,519	$3,392	$7,006	$6,429
Loans	16,514	12,306	31,186	24,410
Total Interest Income	20,033	15,698	38,192	30,839

Interest Expense:
Deposits	4,004	3,139	7,512	6,249
Borrowings and repurchase agreements	4,089	2,332	7,496	4,442
Total Interest Expense	8,093	5,471	15,008	10,691

Net Interest Income Before Provision for Loan Losses	11,940	10,227	23,184	20,148

Provision for Loan Losses	981	489	1,395	789

Net Interest Income After Provision for Loan Losses	10,959	9,738	21,789	19,359

Noninterest Income:
Service fees on deposits	1,801	1,693	3,472	3,241
ATM Fees	800	719	1,519	1,343
Gains on sales of mortgage loans	957	798	1,717	1,776
Other mortgage banking revenue	668	449	1,026	761
Gains on sales of investment securities, net	-	-	-	340
Commissions on sales of nondeposit investment products	167	179	292	417
Commissions on sales of other insurance products	569	363	982	646
Income from bank owned life insurance	252	282	509	515
Other	227	190	450	355
Total Noninterest Income	5,441	4,673	9,967	9,394

Noninterest Expense:
Salaries and employee benefits	7,818	6,413	14,963	12,952
Net occupancy	1,247	1,490	2,892	3,025
Furniture, fixtures and equipment	761	746	1,517	1,465
Advertising	340	321	790	677
Data Processing	518	530	1,039	1,045
Professional services	310	238	643	429
Other	2,958	2,781	5,596	5,455
Total Noninterest Expense	13,952	12,519	27,440	25,048

Income Before Income Taxes	2,448	1,892	4,316	3,705

Income Tax Expense	721	519	1,214	1,025

Net Income	$1,727	$1,373	$3,102	$2,680

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2005		2004
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$64,956	5.39%	$77,502	5.87%
Comm/Res Construction	84,189	7.43%	48,759	7.22%
Commercial Mortgages	330,099	6.84%	251,651	6.86%
Residential Constr - Cons	131,222	6.85%	117,345	7.16%
Residential Mortgages	42,154	5.73%	41,284	6.55%
Consumer	141,199	11.27%	98,884	10.51%
Total Loans	793,819	7.51%	635,425	7.37%

Loans held for sale	100,848	5.92%	43,966	4.75%
Available for sale securities, at fair value	308,292	4.27%	328,818	4.00%
Interest bearing deposits	7,557	2.64%	18,455	0.94%
Restricted stock investments, at cost	13,835	5.09%	6,984	3.45%

Total earning assets	1,224,351	6.51%	1,033,648	6.05%

Allowance for loan losses	(10,045)		(8,888)
Cash and other non earning assets	119,095		90,442

Total Assets	$1,333,401		$1,115,202

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	13,661	0.21%	65,409	0.30%
Savings deposits	74,016	0.31%	67,975	0.33%
Money market deposits	202,798	1.34%	150,385	0.76%
Time deposits	396,986	3.29%	370,482	2.99%
Total interest bearing deposits	687,461	2.34%	654,251	1.92%

Borrowings	395,344	4.15%	257,457	3.64%

Total interest bearing liabilities	1,082,805	3.00%	911,708	2.41%

Noninterest bearing demand deposits	176,908		142,534
Other liabilities	5,565		3,468
Stockholders' Equity	68,123		57,492

Total Liabilities and Stockholders' Equity	$1,333,401		$1,115,202

Net Interest Spread		3.51%		3.64%

Net Interest Margin		3.86%		3.92%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2005		2004
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$68,340	5.58%	$76,952	5.87%
Comm/Res Construction	77,164	7.37%	48,123	7.16%
Commercial Mortgages	316,583	6.79%	246,809	6.94%
Residential Constr - Cons	130,474	7.06%	118,150	7.20%
Residential Mortgages	41,587	5.86%	40,708	6.87%
Consumer	137,387	11.00%	95,123	10.63%
Total Loans	771,535	7.48%	625,865	7.43%

Loans held for sale	80,695	5.59%	42,366	4.76%
Available for sale securities, at fair value	311,253	4.25%	300,840	4.13%
Interest bearing deposits	9,763	2.39%	23,128	0.91%
Restricted stock investments, at cost	12,650	4.33%	6,281	3.45%

Total earning assets	1,185,896	6.43%	998,480	6.15%

Allowance for loan losses	(9,845)		(8,790)
Cash and other non earning assets	106,159		87,150

Total Assets	$1,282,210		$1,076,840

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	12,932	0.19%	62,985	0.39%
Savings deposits	72,064	0.31%	65,473	0.40%
Money market deposits	203,225	1.24%	151,789	0.81%
Time deposits	386,702	3.20%	361,336	3.00%
Total interest bearing deposits	674,923	2.24%	641,583	1.96%

Borrowings	367,401	4.11%	235,849	3.79%

Total interest bearing liabilities	1,042,324	2.90%	877,432	2.45%

Noninterest bearing demand deposits	168,342		135,862
Other liabilities	5,563		4,651
Stockholders' Equity	65,981		58,895

Total Liabilities and Stockholders' Equity	$1,282,210		$1,076,840

Net Interest Spread		3.53%		3.70%

Net Interest Margin		3.88%		3.99%